As filed with the Securities and Exchange Commission on March 9, 2009.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOLDEN GREEN ENTERPRISES LIMITED
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 69 Huaibei Street Longhai Middle Road Henan, China	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-155312-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Units
(Title of Class)

Ordinary Shares, no par value
(Title of Class)

Warrants to Purchase Ordinary Shares
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Golden Green Enterprises Limited (the “Company”).  The descriptions of the units, ordinary shares and warrants to purchase ordinary shares contained under the heading “Description of COAC’s and BVICo’s Securities” in the registration statement on Form S-4 to which this Form 8-A relates, initially filed with the Securities and Exchange Commission on November 12, 2008, as amended from time to time (File No. 333-155312-01) (the “Registration Statement”), and in the final prospectus thereto, filed on February 17, 2009, as supplemented on March 6, 2009, are incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.3	Form of Memorandum and Articles of Association (1)
4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Company (2)
4.6	Specimen Unit Certificate (1)
4.7	Specimen Ordinary Share Certificate (1)
4.8	Specimen Warrant Certificate (1)

(1)
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-4, as amended, which was initially filed with the Securities and Exchange Commission on November 12, 2008.

(2)
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on September 29, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDEN GREEN ENTERPRISES LIMITED

Date: March 6, 2009	By: /s/ Lu Yu Ying Lu Yu Ying Chief Executive Officer